Exhibit 99.1

For Immediate Release

                                  PRESS RELEASE

                                CORECOMM LIMITED
         ANNOUNCES CLOSING OF SALE OF 6% CONVERTIBLE SUBORDINATED NOTES


     New York, New York; (October 6, 1999) - CoreComm Limited (Nasdaq: COMM) announced that it has closed its sale of $175 million of 6 % Convertible Subordinated Notes due 2006 (the "Convertible Notes"), which included the exercise of a $25 million over-allotment option. The proceeds from the sale of the Convertible Notes will be used for working capital and other general corporate purposes.

     The Convertible Notes will not be and have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

     Accordingly, the Convertible Notes will be offered and sold within the United States only to "qualified institutional buyers" under Rule 144A and to a limited number of "accredited investors."


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     For further  information  contact:  Michael A.  Peterson,  Vice President -
Corporate Development; Kathleen Makrakis, Director-Investor Relations or Richard
J. Lubasch, Senior Vice President - General Counsel, at (212)-906-8457.